SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of Report  (Date of earliest event reported) September 30, 2003

MISSOURI RIVER AND GOLD GEM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

000-33109

81-0444479

(State or other jurisdiction

(Commission

(IRS Employer

 of incorporation)

File  Number)

Identification No.)

2024 105th Pl. S.E., Everett, WA  98208

(Address of principal executive offices)

Registrant's telephone number, including area code: (425) 337-7778

N/A

(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

Termination of Share Exchange Agreement

On September 30, 2003, the Share Exchange Transaction between Missouri River and Gold Gem Corporation (“Missouri River”) and VOIedge Networks, Inc., a Delaware corporation (“VOIedge”), was terminated by Missouri River.  Management of Missouri River intends to continue to seek to acquire a business opportunity for the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSOURI RIVER AND GOLD GEM CORPORATION

Date:     October 14, 2003

          /s/ Martyn A. Powell

By:  ________________________

       Martyn A. Powell, President